Exhibit 10.1

AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT

This Amendment No. 3 to EMPLOYMENT AGREEMENT (this “Amendment”) is executed as of February 3, 2021 (the “Effective Date”), by and between Cohen & Company, LLC, a Delaware limited liability company (the “Company”), and Joseph W. Pooler, Jr. (“Executive”).

RECITALS:

WHEREAS, the Company and Executive entered into the Amended and Restated Employment Agreement dated as of October 20, 2011, as amended by Amendment No. 1 to Employment Agreement dated as of February 20, 2009 and Amendment No. 2 to Employment Agreement dated as of February 18, 2010 (as amended, the “Existing Agreement”); and

WHEREAS, the Company and Executive desire to enter into this Amendment to amend certain terms of the Existing Agreement effective as of the Effective Date.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Amendment to Section 5.2(b). Section 5.2(b)(ii) shall be amended and restated as follows:

“(ii) the Executive shall receive a single-sum payment of an amount equal to 3.0 times the Annual Salary of Executive in effect as of December 31, 2020;”

Section 2. Effects of this Amendment. Except as amended by this Amendment, the Existing Agreement shall remain in full force and effect.

Section 3. Waivers and Amendments. This Amendment may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

Section 4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and legal representatives.

Section 5. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

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IN WITNESS WHEREOF, this Amendment No. 3 to the Employment Agreement has been duly executed as of the date first written above.

COMPANY:

Cohen & Company, LLC

By:	/s/ Lester R. Brafman
Name: Lester R. Brafman
Title: Chief Executive Officer

EXECUTIVE:

By:	/s/ Joseph W. Pooler
Name: Joseph W. Pooler, Jr.